Visa Inc. Reports Fiscal Fourth Quarter and Full-Year 2020 Results

San Francisco, CA, October 28, 2020 – Visa Inc. (NYSE: V)

Fiscal Fourth Quarter Results:

- GAAP net income of $2.1B or $0.97 per share and non-GAAP net income of $2.5B or $1.12 per share
- Net revenues of $5.1B, a decrease of 17% or approximately 11% with service revenues recognized on current quarter payments volume

Fiscal Full-Year Results:

- GAAP net income of $10.9B or $4.89 per share and non-GAAP net income of $11.2B or $5.04 per share
- Net revenues of $21.8B, a decrease of 5%

Other Highlights:

- Payments volume, cross-border volume and processed transactions growth all improved through the quarter and were at varying stages of recovery. Full-year business drivers were all impacted by COVID-19 starting in March, with an improving trend exiting September.
- Returned $2.3B and $10.8B of capital to shareholders for Q4 and full-year, respectively, in the form of share repurchases and dividends
- The board of directors increased Visa's quarterly cash dividend to $0.32 per share

Q4 and Full-Year 2020 Results

(Ended September 30, 2020)

In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q4 2020		Full-Year 2020	
	USD	% Change	USD	% Change
Net Revenues	$5.1	(17%)	$21.8	(5%)
GAAP Net Income	$2.1	(29%)	$10.9	(10%)
GAAP Earnings Per Share	$0.97	(28%)	$4.89	(8%)
Non-GAAP Net Income(1)	$2.5	(25%)	$11.2	(9%)
Non-GAAP Earnings Per Share(1)	$1.12	(23%)	$5.04	(7%)

(1) Non-GAAP results exclude special items, equity investment gains and losses, amortization of acquired intangible assets and non-recurring acquisition-related costs.

Q4 and Full-Year 2020 Key Business Drivers

(YoY increase / (decrease), volume in constant dollars)

	Q4 2020	Full-Year 2020
Payments Volume	4%	2%
Cross-Border Volume Excluding Intra Europe(1)	(41%)	(22%)
Cross-Border Volume Total	(29%)	(16%)
Processed Transactions	3%	2%

(1) Cross-border volume excluding transactions within Europe.

Alfred F. Kelly, Jr., *Chairman and Chief Executive Officer, Visa Inc.*, commented on the results:

"While our business drivers and financial results were impacted by COVID-19 in 2020, we've made significant progress in advancing our growth strategy. Visa drove the adoption of eCommerce and tap to pay to accelerate cash digitization, successfully unlocked new flows by expanding Visa Direct and B2B partnerships, and facilitated client innovation through our value added services. As the world turns increasingly to digital payments, we see tremendous opportunity for growth. We'll remain thoughtful in our investments as we advance our strategy to enable the movement of money for everyone, everywhere."

Fiscal Fourth Quarter 2020 — Financial Highlights GAAP net income in the fiscal fourth quarter was $2.1 billion or $0.97 per share, decreases of 29% and 28%, respectively, over prior year’s results. Current year’s results included $357 million from special items related to the remeasurement of deferred tax balances and the resolution of a tax item, $39 million of net gains from equity investments and $17 million related to the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included a special item of $370 million for a litigation provision associated with the interchange multi-district litigation (“MDL”) case, $42 million of net gains from equity investments and $5 million related to the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and the related tax impacts, non-GAAP net income for the quarter was $2.5 billion or $1.12 per share, decreases of 25% and 23%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non-GAAP earnings per share decrease was approximately 23% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count. Net revenues in the fiscal fourth quarter were $5.1 billion, a decrease of 17%, primarily driven by the year-over-year declines in prior quarter payments volume and current quarter cross-border volume, partially offset by growth in processed transactions. Net revenues decrease was approximately 17% on a constant-dollar basis. Had we recognized service revenues on current quarter payments volume and other revenue components remained unchanged, net revenues would have decreased approximately 11%. Payments volume for the three months ended June 30, 2020, on which fiscal fourth quarter service revenue is recognized, decreased 10% over the prior year on a constant-dollar basis. Payments volume for the three months ended September 30, 2020, increased 4% over the prior year on a constant-dollar basis. Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, declined 41% on a constant-dollar basis for the three months ended September 30, 2020. Total cross-border volume on a constant-dollar basis declined 29% in the quarter. Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2020, were 37.4 billion, a 3% increase over the prior year, led by domestic transactions. Fiscal fourth quarter service revenues were $2.2 billion, a decrease of 13% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues grew 4% over the prior year to $2.9 billion. International transaction revenues declined 38% over the prior year to $1.3 billion. Other revenues of $361 million rose 5% over the prior year. Client incentives, a contra-revenue item, were $1.7 billion and represent 25.0% of gross revenues. GAAP operating expenses were $2.0 billion for the fiscal fourth quarter, an 18% decrease over the prior year's results, including the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year and the special item related to the litigation provision associated with the MDL case in the prior year. Excluding these operating expense items, non-GAAP operating expenses decreased 4% over the prior year, primarily driven by general and administrative, professional fees and marketing expenses. GAAP non-operating expense was $87 million for the fiscal fourth quarter, including $39 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $126 million. GAAP effective income tax rate was 30.0% for the quarter ended September 30, 2020, including the special items related to the remeasurement of deferred tax balances and the resolution of a tax item as well as the tax impacts of the net equity investment gains, amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items, the non-GAAP effective income tax rate was 18.3% for the quarter ended September 30, 2020. Cash, cash equivalents and investment securities were $20.3 billion at September 30, 2020. The weighted-average number of diluted shares of class A common stock outstanding was 2.21 billion for the quarter ended September 30, 2020. 2

Fiscal Full-Year 2020 — Financial Highlights GAAP net income in the fiscal full-year 2020 was $10.9 billion or $4.89 per share, decreases of 10% and 8%, respectively, over prior year’s results. Current year’s results included $357 million from special items related to the remeasurement of deferred tax balances and the resolution of a tax item, $101 million of net gains from equity investments and $63 million related to the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included a special item of $370 million for a litigation provision associated with the MDL case, $131 million of net gains from equity investments and $10 million related to the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and the related tax impacts, non-GAAP net income for the full-year was $11.2 billion or $5.04 per share, decreases of 9% and 7%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non- GAAP measures presented). Non-GAAP earnings per share decrease was approximately 6% on a constant-dollar basis. Net revenues in the fiscal full-year 2020 were $21.8 billion, a decrease of 5%, driven by the year-over-year changes in payments volume, cross-border volume and processed transactions. These key business drivers began to be significantly impacted by COVID-19 in March and are exiting the fiscal year on an improving trajectory. Net revenues decrease was approximately 4% on a constant-dollar basis. Payments volume for the twelve months ended September 30, 2020, increased 2% over the prior year on a constant-dollar basis. Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, declined 22% on a constant-dollar basis for the twelve months ended September 30, 2020. Total cross-border volume on a constant-dollar basis declined 16% for the fiscal year. Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2020, were 140.8 billion, a 2% increase over the prior year. Fiscal full-year 2020 service revenues were $9.8 billion, an increase of 1% over the prior year. Data processing revenues rose 6% over the prior year to $11.0 billion. International transaction revenues declined 19% over the prior year to $6.3 billion. Other revenues of $1.4 billion rose 9% over the prior year. Client incentives, a contra-revenue item, were $6.7 billion and represent 23.4% of gross revenues. GAAP operating expenses were $7.8 billion for the fiscal full-year 2020, a 3% decrease over the prior year's results, including the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year and the special item related to the litigation provision associated with the MDL case in the prior year. Excluding these operating expense items, non-GAAP operating expenses increased 1% over the prior year, primarily driven by an increase in personnel expenses mostly offset by decreases in marketing and general and administrative expenses. GAAP non-operating expense was $291 million for the fiscal full-year 2020, including $101 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $392 million. GAAP effective income tax rate was 21.2% for the twelve months ended September 30, 2020, including the special items related to the remeasurement of deferred tax balances and the resolution of a tax item as well as the tax impacts from net equity investment gains, amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding the tax impacts from these items, the non-GAAP effective income tax rate was 18.6% for the fiscal full-year ended September 30, 2020. The weighted-average number of diluted shares of class A common stock outstanding was 2.22 billion for the fiscal full-year ended September 30, 2020. 3

Other Notable Items Visa continues to monitor the COVID-19 impact globally. Many countries had stable to positive year-over-year domestic spending growth in the fiscal fourth quarter. Overall cross-border spending remains depressed, led by travel spending, as the majority of borders remain closed. Card not present excluding travel in both domestic and cross-border volume continued to grow at elevated levels even with the gradual recovery of card present spend. On August 17, 2020, Visa issued fixed-rate senior notes in an aggregate principal amount of $3.25 billion with maturities ranging between 7 and 30 years, and interest rates from 0.75% to 2.0%. The weighted-average interest rate is 1.53%. The net proceeds from the offering of the 2027 Notes will be used to fund eligible green projects and the net proceeds from the offering of the 2031 Notes and the 2050 Notes will be used for general corporate purposes. At the closing of the acquisition of Visa Europe in June 2016, Visa Inc. issued preferred stock to cover certain expenses incurred by Visa in defending and resolving multilateral interchange fee-related claims asserted in the UK and Europe. Visa is required to undertake periodic release assessments to determine if value should be released from the series B and C preferred stock. The first such release assessment occurred on June 21, 2020, the 4th anniversary of the closing of the Visa Europe acquisition. On September 24, 2020, Visa released approximately $7.3 billion from the series B and C convertible participating preferred stock. This did not affect the fully diluted share count. On October 27, 2020, Visa announced it signed a definitive agreement to acquire YellowPepper. We believe this acquisition will accelerate the adoption of Visa’s "network of networks" strategy in Latin America and the Caribbean by significantly reducing the time-to-market and cost for issuers and processors associated with accessing innovative and interoperable solutions, regardless of who owns or operates the payment rails. During the three months ended September 30, 2020, Visa repurchased 8.2 million shares of class A common stock at an average price of $197.73 per share for $1.6 billion. In the twelve months ended September 30, 2020, Visa repurchased a total of 44.2 million shares of class A common stock at an average price of $183.30 per share for $8.1 billion. The Company had $5.4 billion of remaining authorized funds for share repurchase as of September 30, 2020. On October 23, 2020, the board of directors declared an increase to Visa’s quarterly cash dividend to $0.32 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on December 1, 2020, to all holders of record as of November 13, 2020. Financial Outlook for Fiscal Full-Year 2021 Given the continuing impact of COVID-19 and the significant uncertainty in the global economy, it is difficult to reasonably estimate the Company's annual results; therefore we are not providing a fiscal full-year 2021 outlook at this time. 4

Fiscal Fourth Quarter and Full-Year 2020 Earnings Results Call Details Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of COVID-19, our future operations, prospects, developments, strategies and business growth. Forward-looking statements generally are identified by words such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward- looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  impact of global economic, political, market, health and social events or conditions, including the impact of COVID-19;  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed obligations and/or restrictions on international payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, acquirers, processors, merchants and other third parties;  brand or reputational damage;  exposure to loss or illiquidity due to settlement guarantees;  the impact of the United Kingdom’s withdrawal from the European Union;  a disruption, failure, breach or cyber-attack of our networks or systems;  risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2019, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network – enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa- everywhere/blog.html and @VisaNews. Investor Relations Media Relations Contacts Mike Milotich, 650-432-7644 Andy Gerlt, 415-805-5070 InvestorRelations@visa.com Press@visa.com 5

Fiscal Fourth Quarter 2020 — Financial Summary

Q4 FISCAL 2020 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended September 30, 2020		YoY Change	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues				
Service revenues	$ 2,217	$ 2,217	(13%)	(13%)
Data processing revenues	2,875	2,875	4%	4%
International transaction revenues	1,346	1,346	(38%)	(38%)
Other revenues	361	361	5%	5%
Client incentives	(1,698)	(1,698)	0%	0%
Net revenues	5,101	5,101	(17%)	(17%)
Operating Expenses				
Personnel	922	919	6%	6%
Marketing	288	288	(6%)	(6%)
Network and processing	191	190	(1%)	(2%)
Professional fees	104	103	(30%)	(31%)
Depreciation and amortization	196	184	14%	10%
General and administrative	256	256	(25%)	(25%)
Litigation provision	2	2	(99%)	NM
Total operating expenses	1,959	1,942	(18%)	(4%)
Operating income	3,142	3,159	(16%)	(23%)
Non-operating expense	(87)	(126)	252%	91%
Effective tax rate	30.0%	18.3%	12 ppt	0 ppt
Net income	$ 2,137	$ 2,476	(29%)	(25%)
Earnings per share	$ 0.97	$ 1.12	(28%)	(23%)

NM - Not Meaningful

Q4 FISCAL 2020 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	4%	4%
Cross-border volume excluding intra-Europe[1]	(41%)	(41%)
Cross-border volume total	(29%)	(28%)
Processed transactions	3%	3%

[1] Cross-border volume excluding transactions within Europe.

VISA 6

Fiscal Full-Year 2020 — Financial Summary

FISCAL FULL-YEAR 2020 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Twelve Months Ended September 30, 2020		YoY Change	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues				
Service revenues	$ 9,804	$ 9,804	1%	1%
Data processing revenues	10,975	10,975	6%	6%
International transaction revenues	6,299	6,299	(19%)	(19%)
Other revenues	1,432	1,432	9%	9%
Client incentives	(6,664)	(6,664)	8%	8%
Net revenues	21,846	21,846	(5%)	(5%)
Operating Expenses				
Personnel	3,785	3,777	10%	10%
Marketing	971	971	(12%)	(12%)
Network and processing	727	723	1%	0%
Professional fees	408	404	(10%)	(10%)
Depreciation and amortization	767	720	17%	11%
General and administrative	1,096	1,096	(8%)	(8%)
Litigation provision	11	11	(97%)	(63%)
Total operating expenses	7,765	7,702	(3%)	1%
Operating income	14,081	14,144	(6%)	(8%)
Non-operating expense	(291)	(392)	148%	59%
Effective tax rate	21.2%	18.6%	2 ppt	0 ppt
Net income	$ 10,866	$ 11,193	(10%)	(9%)
Earnings per share	$ 4.89	$ 5.04	(8%)	(7%)

FISCAL FULL-YEAR 2020 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	2%	0%
Cross-border volume excluding intra-Europe[1]	(22%)	(23%)
Cross-border volume total	(16%)	(16%)
Processed transactions	2%	2%

[1] Cross-border volume excluding transactions within Europe.

VISA

7

Visa Inc. Consolidated Balance Sheets (unaudited) September 30, 2020 2019 (in millions, except par value data) Assets Cash and cash equivalents $ 16,289 $ 7,838 Restricted cash equivalents—U.S. litigation escrow 901 1,205 Investment securities 3,752 4,236 Settlement receivable 1,264 3,048 Accounts receivable 1,618 1,542 Customer collateral 1,850 1,648 Current portion of client incentives 1,214 741 Prepaid expenses and other current assets 757 712 Total current assets 27,645 20,970 Investment securities 231 2,157 Client incentives 3,175 2,084 Property, equipment and technology, net 2,737 2,695 Goodwill 15,910 15,656 Intangible assets, net 27,808 26,780 Other assets 3,413 2,232 Total assets $ 80,919 $ 72,574 Liabilities Accounts payable $ 174 $ 156 Settlement payable 1,736 3,990 Customer collateral 1,850 1,648 Accrued compensation and benefits 821 796 Client incentives 4,176 3,997 Accrued liabilities 1,840 1,625 Current maturities of debt 2,999 — Accrued litigation 914 1,203 Total current liabilities 14,510 13,415 Long-term debt 21,071 16,729 Deferred tax liabilities 5,237 4,807 Other liabilities 3,891 2,939 Total liabilities 44,709 37,890 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, less than one and no shares issued and outstanding at 2,437 — September 30, 2020 and 2019 (the “series A preferred stock”), respectively Series B convertible participating preferred stock, 2 shares issued and outstanding at September 30, 2020 and 1,106 2,285 2019 (the “UK&I preferred stock”) Series C convertible participating preferred stock, 3 shares issued and outstanding at September 30, 2020 and 1,543 3,177 2019 (the “Europe preferred stock”) Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,683 and 1,718 shares issued and outstanding at — — September 30, 2020 and 2019, respectively Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, — — 2020 and 2019 Class C common stock, $0.0001 par value, 1,097 shares authorized, 11 shares issued and outstanding at September 30, — — 2020 and 2019 Right to recover for covered losses (39) (171) Additional paid-in capital 16,721 16,541 Accumulated income 14,088 13,502 Accumulated other comprehensive income (loss), net: Investment securities 3 6 Defined benefit pension and other postretirement plans (196) (192) Derivative instruments (291) 199 Foreign currency translation adjustments 838 (663) Total accumulated other comprehensive income (loss), net 354 (650) Total equity 36,210 34,684 Total liabilities and equity $ 80,919 $ 72,574 8

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,	
	2020	2019	2020	2019
	(in millions, except per share data)			
Net revenues	$ 5,101	$ 6,137	$ 21,846	$ 22,977
Operating Expenses				
Personnel	922	871	3,785	3,444
Marketing	288	306	971	1,105
Network and processing	191	193	727	721
Professional fees	104	149	408	454
Depreciation and amortization	196	172	767	656
General and administrative	256	341	1,096	1,196
Litigation provision	2	370	11	400
Total operating expenses	1,959	2,402	7,765	7,976
Operating income	3,142	3,735	14,081	15,001
Non-operating Income (Expense)				
Interest expense, net	(145)	(120)	(516)	(533)
Investment income and other	58	96	225	416
Total non-operating income (expense)	(87)	(24)	(291)	(117)
Income before income taxes	3,055	3,711	13,790	14,884
Income tax provision	918	686	2,924	2,804
Net income	$ 2,137	$ 3,025	$ 10,866	$ 12,080
Basic Earnings Per Share				
Class A common stock	$ 0.97	$ 1.34	$ 4.90	$ 5.32
Class B common stock	$ 1.57	$ 2.19	$ 7.94	$ 8.68
Class C common stock	$ 3.88	$ 5.38	$ 19.58	$ 21.30
Basic Weighted-average Shares Outstanding				
Class A common stock	1,685	1,724	1,697	1,742
Class B common stock	245	245	245	245
Class C common stock	11	11	11	12
Diluted Earnings Per Share				
Class A common stock	$ 0.97	$ 1.34	$ 4.89	$ 5.32
Class B common stock	$ 1.57	$ 2.19	$ 7.93	$ 8.66
Class C common stock	$ 3.87	$ 5.37	$ 19.56	$ 21.26
Diluted Weighted-average Shares Outstanding				
Class A common stock	2,208	2,253	2,223	2,272
Class B common stock	245	245	245	245
Class C common stock	11	11	11	12

VISA 9

Visa Inc. Consolidated Statements of Cash Flows (unaudited) For the Years Ended September 30, 2020 2019 (in millions) Operating Activities Net income $ 10,866 $ 12,080 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Client incentives 6,664 6,173 Share-based compensation 416 407 Depreciation and amortization of property, equipment, technology and intangible assets 767 656 Deferred income taxes 307 214 VE territory covered losses incurred (37) (172) Other (145) (271) Change in operating assets and liabilities: Settlement receivable 1,858 (1,533) Accounts receivable (43) (333) Client incentives (8,081) (6,430) Other assets (402) (310) Accounts payable 21 (24) Settlement payable (2,384) 1,931 Accrued and other liabilities 923 627 Accrued litigation (290) (231) Net cash provided by (used in) operating activities 10,440 12,784 Investing Activities Purchases of property, equipment and technology (736) (756) Investment securities: Purchases (2,075) (2,653) Proceeds from maturities and sales 4,510 3,996 Acquisitions, net of cash and restricted cash acquired (77) (699) Purchases of / contributions to other investments (267) (501) Other investing activities 72 22 Net cash provided by (used in) investing activities 1,427 (591) Financing Activities Repurchase of class A common stock (8,114) (8,607) Proceeds from issuance of senior notes 7,212 — Dividends paid (2,664) (2,269) Payment of deferred purchase consideration related to the Visa Europe acquisition — (1,236) Cash proceeds from issuance of common stock under employee equity plans 190 162 Restricted stock and performance-based shares settled in cash for taxes (160) (111) Payments to settle derivative instruments (333) — Other financing activities (99) — Net cash provided by (used in) financing activities (3,968) (12,061) Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents 440 (277) Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents 8,339 (145) Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year 10,832 10,977 Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year $ 19,171 $ 10,832 Supplemental Disclosure Cash paid for income taxes, net $ 2,671 $ 2,648 Interest payments on debt $ 537 $ 537 Accruals related to purchases of property, equipment and technology $ 38 $ 95 10

Visa Inc. Fiscal 2020 and 2019 Quarterly Results of Operations (unaudited) Fiscal 2019 Fiscal 2020 Quarter Ended Quarter Ended September 30, June 30, March 31, December 31, September 30, 2020 2020 2020 2019 2019 (in millions) Net revenues $ 5,101 $ 4,837 $ 5,854 $ 6,054 $ 6,137 Operating Expenses Personnel 922 941 940 982 871 Marketing 288 174 235 274 306 Network and processing 191 172 183 181 193 Professional fees 104 95 103 106 149 Depreciation and amortization 196 197 192 182 172 General and administrative 256 258 269 313 341 Litigation provision 2 1 8 — 370 Total operating expenses 1,959 1,838 1,930 2,038 2,402 Operating income 3,142 2,999 3,924 4,016 3,735 Non-operating Income (Expense) Interest expense, net (145) (142) (118) (111) (120) Investment income and other 58 75 23 69 96 Total non-operating income (expense) (87) (67) (95) (42) (24) Income before income taxes 3,055 2,932 3,829 3,974 3,711 Income tax provision 918 559 745 702 686 Net income $ 2,137 $ 2,373 $ 3,084 $ 3,272 $ 3,025 11

Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited) We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Starting in fiscal 2020, we revised our non-GAAP methodology to also exclude the impact of gains and losses on our equity investments, amortization of acquired intangible assets and acquisition-related costs for acquisitions that closed in fiscal 2019 and subsequent periods. Prior year amounts have been restated to conform to our current presentation. ▪ Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business. ▪ Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance. ▪ Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business. ▪ Litigation provision. During the three and twelve months ended September 30, 2019, we recorded a litigation provision of $370 million and related tax benefit of $83 million associated with the interchange multidistrict litigation. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a reduction to the conversion rate of our class B common stock to shares of class A common stock. ▪ Remeasurement of deferred tax balances. During the three and twelve months ended September 30, 2020, in connection with the UK enacted legislation that repealed the previous tax rate reduction from 19% to 17% that was effective on April 1, 2020, we remeasured our net deferred tax liabilities as of the enactment date, resulting in the recognition of a non-recurring, non-cash income tax expense of $329 million. ▪ Resolution of a tax item. During the three and twelve months ended September 30, 2020, we resolved a long- outstanding tax matter, dating back more than 12 years, relating to certain tax filing positions taken prior to our initial public offering. The resolution of this matter resulted in the recognition of a one-time charge to income tax expense of $28 million, which we believe is not representative of our continuing operations and ongoing effective tax rate. 12

Visa Inc. Reconciliation of Non-GAAP Financial Results - continued (unaudited)

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to the respective non-GAAP financial measures for the three and twelve months ended September 30, 2020 and 2019.

	Three Months Ended September 30, 2020					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 1,959	$ (87)	$ 918	30.0 %	$ 2,137	$ 0.97
(Gains) Losses on equity investments, net	—	(39)	(9)		(30)	(0.01)
Amortization of acquired intangible assets	(11)	—	3		8	—
Acquisition-related costs	(6)	—	2		4	—
Remeasurement of deferred tax balances	—	—	(329)		329	0.15
Resolution of a tax item	—	—	(28)		28	0.01
Non-GAAP	$ 1,942	$ (126)	$ 557	18.3 %	$ 2,476	$ 1.12

	Twelve Months Ended September 30, 2020					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 7,765	$ (291)	$ 2,924	21.2 %	$ 10,866	$ 4.89
(Gains) Losses on equity investments, net	—	(101)	(23)		(78)	(0.04)
Amortization of acquired intangible assets	(46)	—	11		35	0.02
Acquisition-related costs	(17)	—	4		13	0.01
Remeasurement of deferred tax balances	—	—	(329)		329	0.15
Resolution of a tax item	—	—	(28)		28	0.01
Non-GAAP	$ 7,702	$ (392)	$ 2,559	18.6 %	$ 11,193	$ 5.04

	Three Months Ended September 30, 2019					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 2,402	$ (24)	$ 686	18.5 %	$ 3,025	$ 1.34
(Gains) Losses on equity investments, net	—	(42)	(9)		(33)	(0.01)
Amortization of acquired intangible assets	(4)	—	1		3	—
Acquisition-related costs	(1)	—	—		1	—
Litigation provision	(370)	—	83		287	0.13
Non-GAAP	$ 2,027	$ (66)	$ 761	18.8 %	$ 3,283	$ 1.46

13

Visa Inc. Reconciliation of Non-GAAP Financial Results - continued (unaudited)

	Twelve Months Ended September 30, 2019					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 7,976	$ (117)	$ 2,804	18.8 %	$ 12,080	$ 5.32
(Gains) Losses on equity investments, net	—	(131)	(30)		(101)	(0.04)
Amortization of acquired intangible assets	(6)	—	1		5	—
Acquisition-related costs	(4)	—	1		3	—
Litigation provision	(370)	—	83		287	0.13
Non-GAAP	$ 7,596	$ (248)	$ 2,859	18.9 %	$ 12,274	$ 5.40

(1) Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

VISA

14

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended September 30, 2020, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2020 and 2019, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

For the 3 Months Ended September 30, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$545	(10.6%)	(11.2%)	$452	(8.5%)	(9.6%)	8,003	$93	(19.8%)	(18.3%)	820
Canada	75	(3.4%)	(2.4%)	69	(3.5%)	(2.5%)	1,055	6	(2.4%)	(1.3%)	10
CEMEA	301	(2.3%)	4.0%	141	6.3%	14.8%	6,406	159	(8.9%)	(4.0%)	1,108
LAC	201	(16.4%)	(0.1%)	94	(12.4%)	6.2%	3,652	106	(19.7%)	(5.0%)	975
US	1,262	8.0%	8.0%	1,097	7.5%	7.5%	18,853	165	11.8%	11.8%	813
Europe	613	5.9%	3.6%	495	12.2%	9.1%	11,680	117	(14.3%)	(14.6%)	741
Visa Inc.	2,995	0.5%	1.9%	2,349	3.5%	4.0%	49,649	647	(9.4%)	(5.3%)	4,467
Visa Credit Programs											
US	$500	(8.7%)	(8.7%)	$493	(7.4%)	(7.4%)	5,865	$6	(56.0%)	(56.0%)	10
International	667	(12.6%)	(11.6%)	628	(11.8%)	(10.8%)	10,989	39	(24.1%)	(23.5%)	164
Visa Inc.	1,166	(11.0%)	(10.4%)	1,121	(9.9%)	(9.3%)	16,854	45	(31.1%)	(30.7%)	174
Visa Debit Programs											
US	$762	22.7%	22.7%	$603	23.7%	23.7%	12,988	$159	19.1%	19.1%	803
International	1,067	1.6%	4.9%	624	16.5%	17.1%	19,807	443	(14.0%)	(8.5%)	3,490
Visa Inc.	1,829	9.4%	11.6%	1,227	19.9%	20.2%	32,795	602	(7.2%)	(2.6%)	4,293

For the 3 Months Ended June 30, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$475	(21.0%)	(18.8%)	$396	(18.2%)	(16.1%)	7,040	$80	(32.1%)	(29.7%)	702	903	995
Canada	63	(15.5%)	(12.2%)	56	(18.2%)	(15.0%)	845	7	15.6%	20.1%	7	74	81
CEMEA	238	(19.5%)	(14.0%)	108	(12.5%)	(5.2%)	4,948	130	(24.5%)	(20.2%)	907	355	353
LAC	162	(30.8%)	(14.5%)	72	(30.5%)	(13.0%)	2,931	89	(31.0%)	(15.6%)	841	463	503
US	1,092	(6.4%)	(6.4%)	950	(6.9%)	(6.9%)	16,120	142	(3.1%)	(3.1%)	710	803	992
Europe	463	(17.7%)	(14.4%)	373	(13.3%)	(10.0%)	8,794	90	(32.2%)	(28.7%)	558	522	570
Visa Inc.	2,493	(15.1%)	(11.9%)	1,954	(12.4%)	(9.9%)	40,677	539	(23.6%)	(18.6%)	3,724	3,120	3,493
Visa Credit Programs													
US	$424	(21.7%)	(21.7%)	$417	(21.0%)	(21.0%)	4,903	$7	(49.5%)	(49.5%)	8	275	340
International	563	(24.0%)	(20.5%)	529	(23.4%)	(19.9%)	9,299	34	(31.9%)	(28.8%)	134	710	800
Visa Inc.	987	(23.0%)	(21.0%)	946	(22.4%)	(20.4%)	14,202	41	(35.9%)	(33.6%)	142	985	1,139
Visa Debit Programs													
US	$667	6.9%	6.9%	$532	8.2%	8.2%	11,217	$135	1.9%	1.9%	702	528	653
International	838	(18.4%)	(12.3%)	475	(8.3%)	(2.6%)	15,259	363	(28.8%)	(22.4%)	2,881	1,607	1,701
Visa Inc.	1,506	(8.9%)	(4.7%)	1,008	(0.3%)	2.8%	26,475	498	(22.4%)	(17.0%)	3,583	2,135	2,354

VISA

15

For the 3 Months Ended March 31, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$545	(8.9%)	(7.1%)	$437	(8.4%)	(6.2%)	7,422	$108	(10.8%)	(10.4%)	987	898	988
Canada	66	2.6%	3.7%	61	2.0%	3.2%	932	6	9.0%	10.2%	11	74	80
CEMEA	291	8.4%	9.4%	130	18.3%	19.5%	5,553	161	1.6%	2.3%	1,160	363	359
LAC	219	(4.5%)	7.8%	101	(0.6%)	14.3%	3,824	119	(7.7%)	2.8%	1,108	455	493
US	1,123	4.9%	4.9%	983	5.8%	5.8%	17,629	139	(1.0%)	(1.0%)	853	794	978
Europe	534	1.1%	4.0%	419	3.4%	6.0%	10,346	116	(6.5%)	(2.7%)	814	516	565
Visa Inc.	2,779	0.7%	2.7%	2,131	2.3%	4.1%	45,706	648	(4.4%)	(1.5%)	4,933	3,100	3,464
Visa Credit Programs													
US	$508	4.0%	4.0%	$493	4.0%	4.0%	5,943	$15	2.8%	2.8%	14	276	340
International	668	(6.5%)	(3.4%)	624	(6.5%)	(3.4%)	10,552	44	(6.7%)	(4.3%)	186	712	802
Visa Inc.	1,176	(2.2%)	(0.4%)	1,116	(2.1%)	(0.2%)	16,495	59	(4.5%)	(2.5%)	199	988	1,142
Visa Debit Programs													
US	$615	5.6%	5.6%	$491	7.6%	7.6%	11,687	$124	(1.4%)	(1.4%)	839	518	638
International	988	1.3%	4.9%	523	7.7%	11.1%	17,524	465	(5.1%)	(1.4%)	3,894	1,594	1,684
Visa Inc.	1,603	2.9%	5.2%	1,014	7.6%	9.4%	29,211	589	(4.3%)	(1.4%)	4,733	2,111	2,322

For the 3 Months Ended December 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$629	2.1%	1.9%	$511	3.7%	4.3%	8,171	$118	(4.4%)	(7.3%)	1,072	902	995
Canada	79	4.5%	4.6%	73	4.3%	4.3%	1,059	6	7.9%	7.9%	11	72	75
CEMEA	322	11.9%	10.6%	142	25.1%	23.0%	5,639	180	3.3%	2.5%	1,276	362	360
LAC	254	1.0%	8.7%	116	7.2%	17.0%	4,114	138	(3.7%)	2.5%	1,236	447	486
US	1,200	7.1%	7.1%	1,055	7.8%	7.8%	19,019	144	2.1%	2.1%	919	787	969
Europe	596	4.5%	5.3%	462	7.7%	8.2%	11,328	134	(5.3%)	(3.6%)	961	516	568
Visa Inc.	3,080	5.4%	6.1%	2,360	7.6%	8.2%	49,329	720	(1.3%)	(0.4%)	5,475	3,087	3,454
Visa Credit Programs													
US	$568	6.6%	6.6%	$554	6.7%	6.7%	6,756	$14	1.3%	1.3%	15	276	340
International	779	3.6%	4.9%	731	4.2%	5.5%	11,595	49	(4.2%)	(3.4%)	212	711	797
Visa Inc.	1,348	4.9%	5.6%	1,285	5.3%	6.1%	18,350	63	(3.0%)	(2.4%)	227	987	1,138
Visa Debit Programs													
US	$631	7.6%	7.6%	$501	9.1%	9.1%	12,264	$130	2.1%	2.1%	904	511	629
International	1,101	4.9%	5.8%	574	11.9%	12.6%	18,716	526	(1.9%)	(0.8%)	4,344	1,588	1,688
Visa Inc.	1,732	5.8%	6.4%	1,076	10.6%	10.9%	30,979	657	(1.1%)	(0.3%)	5,248	2,099	2,316

For the 3 Months Ended September 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$609	1.8%	2.9%	$494	3.8%	5.6%	7,908	$115	(6.0%)	(7.4%)	987	879	973
Canada	77	8.4%	9.2%	71	8.1%	9.0%	1,052	6	10.8%	11.7%	12	67	68
CEMEA	308	11.3%	11.4%	133	25.5%	24.8%	5,397	175	2.5%	3.1%	1,259	361	358
LAC	240	4.2%	9.4%	108	11.5%	17.8%	3,820	132	(1.1%)	3.5%	1,213	438	475
US	1,168	7.3%	7.3%	1,021	8.1%	8.1%	18,786	148	2.1%	2.1%	950	766	937
Europe	579	2.1%	6.2%	442	4.8%	9.1%	10,873	137	(5.6%)	(2.4%)	998	510	559
Visa Inc.	2,982	5.3%	6.7%	2,268	7.5%	8.9%	47,836	714	(1.2%)	0.0%	5,420	3,022	3,371
Visa Credit Programs													
US	$547	6.7%	6.7%	$533	6.8%	6.8%	6,603	$14	1.7%	1.7%	16	273	337
International	763	5.0%	6.9%	712	5.4%	7.3%	11,285	51	(0.2%)	1.9%	225	711	792
Visa Inc.	1,310	5.7%	6.8%	1,245	6.0%	7.1%	17,889	66	0.2%	1.8%	241	983	1,130
Visa Debit Programs													
US	$621	7.8%	7.8%	$488	9.4%	9.4%	12,183	$133	2.2%	2.2%	934	494	600
International	1,051	3.3%	5.9%	536	9.2%	12.8%	17,765	515	(2.3%)	(0.8%)	4,245	1,545	1,642
Visa Inc.	1,672	4.9%	6.6%	1,024	9.3%	11.2%	29,948	648	(1.4%)	(0.2%)	5,179	2,039	2,241

VISA 16

For the 12 Months Ended September 30, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,194	(9.5%)	(8.7%)	$1,796	(7.8%)	(6.8%)	30,635	$398	(16.6%)	(16.1%)	3,581
Canada	283	(3.1%)	(1.6%)	259	(4.0%)	(2.5%)	3,891	25	7.3%	8.9%	38
CEMEA	1,152	(0.7%)	2.6%	522	8.7%	13.1%	22,546	630	(7.3%)	(4.8%)	4,451
LAC	836	(12.5%)	1.0%	383	(9.0%)	6.7%	14,521	452	(15.3%)	(3.3%)	4,160
US	4,676	3.3%	3.3%	4,085	3.4%	3.4%	71,622	591	2.5%	2.5%	3,295
Europe	2,206	(1.5%)	(0.3%)	1,749	2.5%	3.5%	42,147	457	(14.6%)	(12.4%)	3,073
Visa Inc.	11,347	(2.2%)	(0.3%)	8,793	0.2%	1.6%	185,362	2,553	(9.6%)	(6.3%)	18,598
Visa Credit Programs											
US	$2,000	(5.2%)	(5.2%)	$1,957	(4.7%)	(4.7%)	23,467	$43	(25.3%)	(25.3%)	47
International	2,676	(9.9%)	(7.6%)	2,511	(9.4%)	(7.1%)	42,435	166	(16.8%)	(15.0%)	695
Visa Inc.	4,677	(7.9%)	(6.6%)	4,468	(7.4%)	(6.0%)	65,901	208	(18.7%)	(17.4%)	742
Visa Debit Programs											
US	$2,676	10.8%	10.8%	$2,128	12.2%	12.2%	48,155	$548	5.6%	5.6%	3,248
International	3,994	(2.7%)	1.0%	2,197	7.0%	9.7%	71,306	1,797	(12.4%)	(8.0%)	14,609
Visa Inc.	6,670	2.3%	4.7%	4,325	9.5%	10.9%	119,460	2,345	(8.7%)	(5.2%)	17,857

For the 12 Months Ended September 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,425	0.3%	4.0%	$1,948	2.3%	6.6%	29,779	$477	(7.2%)	(5.3%)	4,039	879	973
Canada	292	3.5%	6.9%	269	3.7%	7.0%	3,925	23	2.2%	5.5%	46	67	68
CEMEA	1,160	4.6%	9.2%	480	17.0%	22.3%	19,466	680	(2.7%)	1.5%	4,960	361	358
LAC	955	(4.1%)	7.4%	421	1.1%	15.5%	14,418	534	(7.9%)	1.9%	4,834	438	475
US	4,526	7.9%	7.9%	3,949	8.8%	8.8%	72,265	577	1.9%	1.9%	3,708	766	937
Europe	2,240	(1.1%)	5.8%	1,705	1.4%	8.0%	40,733	535	(8.6%)	(0.8%)	3,989	510	559
Visa Inc.	11,599	2.9%	6.7%	8,773	5.7%	9.0%	180,585	2,825	(4.7%)	0.0%	21,575	3,022	3,371
Visa Credit Programs													
US	$2,111	7.1%	7.1%	$2,053	7.2%	7.2%	25,025	$58	3.0%	3.0%	61	273	337
International	2,969	1.3%	7.0%	2,770	1.8%	7.4%	42,384	199	(4.4%)	0.8%	879	711	792
Visa Inc.	5,080	3.6%	7.0%	4,824	4.0%	7.3%	67,408	256	(2.9%)	1.3%	939	983	1,130
Visa Debit Programs													
US	$2,415	8.6%	8.6%	$1,896	10.5%	10.5%	47,240	$519	1.8%	1.8%	3,647	494	600
International	4,103	(0.9%)	5.2%	2,053	5.3%	11.6%	65,937	2,050	(6.5%)	(0.6%)	16,988	1,545	1,642
Visa Inc.	6,518	2.4%	6.4%	3,949	7.8%	11.1%	113,176	2,569	(4.9%)	(0.1%)	20,635	2,039	2,241

VISA

17

2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Total Growth (Nominal USD)	Total Growth (Constant USD)	Ex. Intra-Europe [(1)] Growth (Constant USD)
3 Months Ended			
Sep 30, 2020	(28%)	(29%)	(41%)
Jun 30, 2020	(38%)	(37%)	(47%)
Mar 31, 2020	(4%)	(2%)	(4%)
Dec 31, 2019	7%	9%	9%
Sep 30, 2019	4%	7%	9%
12 Months Ended			
Sep 30, 2020	(16%)	(16%)	(22%)

(1) Cross-border volumes excluding transactions within Europe drive our international transaction revenues.

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa's networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended		
Sep 30, 2020	37,448	3%
Jun 30, 2020	30,676	(13%)
Mar 31, 2020	34,941	7%
Dec 31, 2019	37,775	11%
Sep 30, 2019	36,425	11%
12 Months Ended		
Sep 30, 2020	140,839	2%

VISA 18

Footnote Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. 19